UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 5, 2012

Date of Report (Date of earliest event reported)

STEC, INC.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3001 Daimler Street

Santa Ana, California 92705-5812

(Address of principal executive offices) (Zip Code)

(949) 476-1180

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Certifying Accountant

(a) Resignation of PricewaterhouseCoopers LLP

On September 5, 2012, PricewaterhouseCoopers LLP (“PwC”) notified STEC, Inc. (the “Company”) of its resignation as the Company’s independent registered public accounting firm, effective immediately. The decision to resign was made by PwC and, accordingly, no action was taken by the Company’s Audit Committee or Board of Directors to recommend or approve this change in accountants.

The reports of PwC on the consolidated financial statements of the Company and its subsidiaries for the Company’s last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles in any respect.

During the Company’s two most recent fiscal years and the subsequent interim period through September 5, 2012, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in PwC’s report on the Company’s financial statements for such periods. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Company’s two most recent fiscal years and the subsequent interim period through September 5, 2012.

The Company has provided PwC with a copy of this Current Report on Form 8-K and requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of PwC’s letter, dated September 10, 2012, is attached hereto as Exhibit 16.1.

(b) New Independent Registered Public Accounting Firm

The Audit Committee of the Company’s Board of Directors is in discussions with an independent registered public accounting firm to succeed PwC as the Company’s independent accountants. The Audit Committee expects to engage a new independent registered public accounting firm for the Company as soon as practicable.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

16.1	Letter from PricewaterhouseCoopers LLP dated September 10, 2012, addressed to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEC, Inc.

	By:	/s/ Robert M. Saman
Date: September 11, 2012		Robert M. Saman Chief Legal Officer, General Counsel and Secretary